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                                                                     EXHIBIT 9.1

                      VOTING AND EXCHANGE TRUST AGREEMENT

     AGREEMENT made as of the 16th day of March, 1998

BETWEEN:

                AUTODESK, INC.,
                a corporation subsisting under the laws
                of the State of Delaware,

                (hereinafter referred to as the "Parent")

                --and--

                DISCREET LOGIC INC.,
                a company subsisting under the laws
                of the Province of Quebec,

                (hereinafter referred to as the "Corporation")

                --and--

                AUTODESK DEVELOPMENT B.V.,
                a corporation subsisting under the laws
                of The Netherlands,

                (hereinafter referred to as "Dutchco")

                --and--

                MONTREAL TRUST COMPANY OF CANADA,
                a trust company incorporated under the
                laws of Canada,

                (hereinafter referred to as the "Trustee").

     WHEREAS, pursuant to the Second Amended and Restated Agreement and Plan of Acquisition and Amalgamation dated as of November 18, 1998, as amended, by and among Parent, Dutchco, 9066-9771 Quebec Inc. ("Amalgamation Sub"), 9066-9854 Quebec Inc. ("Autodesk Quebec"), Autodesk Canada Inc. and Discreet Logic Inc. (the "Company") (such agreement being hereinafter referred to as the "Combination Agreement"), the parties agreed that immediately after the Effective Time (as such term is defined in the Combination Agreement), Parent, Dutchco, the Corporation and a Canadian trust company would execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in Exhibit D to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably;

     AND WHEREAS, to give effect to the amalgamation contemplated in the Combination Agreement and the Second Amended and Restated Amalgamation Agreement dated as of January 18, 1999 among the Company, Autodesk Quebec and Amalgamation Sub, articles of amalgamation (the "Articles of Amalgamation") were filed pursuant to the Companies Act (Quebec) whereby the Company, Autodesk Quebec and Amalgamation Sub were amalgamated to continue as the Corporation (the "Amalgamation");
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     AND WHEREAS, pursuant to the Amalgamation (i) the shareholders of the
Company ("Discreet Shareholders") received one Class B non-voting common share of the Corporation ("Class B Shares") for each common share of the Company held by each such shareholder immediately prior to the Amalgamation, (ii) Dutchco, a wholly-owned subsidiary of Parent, became the registered and beneficial owner of all of the issued and outstanding Class A Shares of the Corporation, and (iii) Autodesk Canada Inc., an indirect wholly-owned subsidiary of Parent, became the registered and beneficial owner of all of the issued and outstanding Class C Shares of the Corporation;

     AND WHEREAS, subsequent to the Amalgamation, the holders of Class B Shares had the right to elect to retract the Class B Shares received by them upon the Amalgamation in exchange for exchangeable non-voting shares of the Corporation (the "Exchangeable Shares") on the basis of 0.33 of one Exchangeable Share for each Class B Share so retracted;

     AND WHEREAS, immediately following the retraction of the Class B Shares by the holders thereof, the remaining Class B Shares not so retracted were automatically converted into units each consisting of one Class E Share and one Class F Share;

     AND WHEREAS, the Articles of Amalgamation set forth the rights, privileges, restrictions and conditions (collectively the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

     AND WHEREAS, pursuant to the Combination Agreement and the terms and conditions of the Exchangeable Shares, the Parent is to provide voting rights in the Parent to each holder (other than the Parent, its subsidiaries and Affiliates) from time to time of Exchangeable Shares, such voting rights per Exchangeable Share to be equivalent to the voting rights per Parent Common Share;

     AND WHEREAS, pursuant to the Combination Agreement and the terms and conditions of the Exchangeable Shares, Dutchco is to grant to and in favour of the holders (other than the Parent, its subsidiaries and Affiliates) from time to time of Exchangeable Shares the right, in the circumstances set forth herein, to require Dutchco to purchase from each such holder all or any part of the Exchangeable Shares held by the holder;

     AND WHEREAS, the parties desire to make appropriate provision and to establish a procedure whereby voting rights in the Parent shall be exercisable by holders (other than the Parent, its subsidiaries and Affiliates) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to one share of Series B Preferred Stock of the Parent to which voting rights attach for the benefit of such holders, and whereby the right to require Dutchco to purchase Exchangeable Shares from the holders thereof (other than the Parent, its subsidiaries and Affiliates) shall be exercisable by such holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such right for the benefit of such holders;

     AND WHEREAS, pursuant to the provisions attaching to the Class E Shares and the Class F Shares of the Corporation, the Corporation has the right to redeem all of the issued and outstanding Class E Shares and Class F Shares;

     AND WHEREAS, pursuant to the provisions attaching to the Class E Shares and the Class F Shares of the Corporation, Dutchco has, upon notice by the Corporation of its intent to redeem the Class E Shares and the Class F Shares, the right to purchase all of the issued and outstanding Class E Shares and Class F Shares;

     AND WHEREAS, the parties desire to make appropriate provision whereby Dutchco covenants to exercise the Class E Redemption Call Right and the Class F Redemption Call Right and the Trustee shall be entitled to enforce such covenant on behalf of the Class E and Class F Shareholders;

     AND WHEREAS, these recitals and any statements of fact in this trust agreement are made by the Parent, Dutchco and the Corporation and not by the Trustee;

     NOW THEREFORE, in consideration of the respective covenants and agreements provided in this trust agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

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                                   ARTICLE 1

                        Definitions and Interpretation

  1.1 Definitions. In this trust agreement, the following terms shall have the following meanings:

  "Affiliate" of any person means any other person directly or indirectly controlled by, or under common control of, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that any former directors, executive officers or principal shareholders of Discreet Logic Inc. who may be deemed to be an affiliate of Parent, after the Effective Date, shall not be considered an "Affiliate" for purposes of this Agreement.

  "Automatic Exchange Rights" means the benefit of the obligation of Dutchco to effect the automatic exchange of Parent Common Shares for Exchangeable Shares pursuant to section 5.12 hereof.

  "Beneficiaries" means, for the purposes of matters relating to the Voting Share, the Exchangeable Shares Shareholders and, for the purposes of matters relating herein to the Covenants, the Class E and F Shareholders.

  "Beneficiary Votes" has the meaning ascribed thereto in section 4.2 hereof.

  "Board of Directors" means the Board of Directors of the Corporation.

  "Business Day" means a day other than a Saturday, Sunday or a day when banks are not open for business in either or both of San Francisco, California or Montreal, Quebec.

  "Canadian Dollar Equivalent" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

  "Class B Conversion Time" means the time at which each outstanding Class B Share shall automatically be converted into a unit consisting of one Class E Share and one Class F Share as contemplated in section 5.1 of the provisions attaching to the Class B Shares.

  "Class E and F Shareholders" means the registered holders from time to time of the Class E Shares and the Class F Shares.

  "Class E Shares" means the Class E voting common shares in the share capital of the Corporation.

  "Class F Shares" means the Class F non-voting common shares in the share capital of the Corporation.

  "Class E Redemption Right" means the right of the Corporation to redeem the Class E Shares as contemplated in section 4.1 of the provisions attaching to the Class E Shares.

  "Class F Redemption Right" means the right of the Corporation to redeem the Class F Shares as contemplated in section 4.1 of the provisions attaching to the Class F Shares.

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  "Class E Redemption Call Right" means the overriding right of Dutchco contemplated in section 4.3 of the provisions attached to the Class E Shares pursuant to which Dutchco is entitled, upon and notwithstanding the proposed exercise by the Corporation of the Class E Redemption Right, to purchase all but not less than all of the issued and outstanding Class E Shares from all but not less than all of the holders of the issued and outstanding Class E Shares.

  "Class F Redemption Call Right" means the overriding right of Dutchco contemplated in section 4.3 of the provisions attached to the Class F Shares pursuant to which Dutchco is entitled, upon and notwithstanding the proposed exercise by the Corporation of the Class F Redemption Right, to purchase all but not less than all of the issued and outstanding Class F Shares from all but not less than all of the holders of the issued and outstanding Class F Shares.

  "Covenants" means the covenants of the Corporation contained in section 7.1 hereof and the covenant of Dutchco contained in section 7.2 hereof.

  "Current Market Price" means, in respect of a Parent Common Share on any date, the Canadian Dollar Equivalent of the average of the closing prices of a Parent Common Shares on Nasdaq on each of the thirty (30) consecutive trading days ending not more than three trading days before such date, or, if the Parent Common Shares are not then quoted on Nasdaq, on such other stock exchange or automated quotation system on which the Parent Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if there is no public distribution or trading activity of Parent Common Shares during such period then the Current Market Price of a Parent Common Share shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

  "Exchange Right" has the meaning ascribed thereto in section 5.1 hereof.

  "Exchangeable Shares Shareholders" means the registered holders from time to time of the Exchangeable Shares other than the Parent, its subsidiaries and Affiliates.

  "Insolvency Event" means the institution by the Corporation of any proceeding to be adjudicated bankrupt or insolvent or to be dissolved or wound up, or the consent of the Corporation to the institution of bankruptcy, insolvency, dissolution or winding up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by the Corporation to contest in good faith any such proceedings commenced in respect of the Corporation within 15 days of becoming aware thereof, or the consent by the Corporation to the filing of any such petition or to the appointment of a receiver, or the making by the Corporation of a general assignment for the benefit of creditors, or the admission in writing by the Corporation of its inability to pay its debts generally as they become due, or the Corporation not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to section 6.6 of the Exchangeable Share Provisions.

  "Liquidation Call Right" has the meaning ascribed thereto in the Exchangeable Share Provisions.

  "Liquidation Event" has the meaning ascribed thereto in section 5.12(b) hereof.

  "Liquidation Event Effective Date" has the meaning ascribed thereto in section 5.12(c) hereof.

  "List" has the meaning ascribed thereto in section 4.6 hereof.

  "Nasdaq" means the Nasdaq National Market.

  "Officer's Certificate" means, with respect to the Parent, Dutchco or the Corporation, as the case may be, a certificate signed by any one of the Chairman of the Board, a Vice-Chairman of the Board, the President, any Vice-President or any other senior officer of the Parent, Dutchco or the Corporation, as the case may be.

  "Parent Consent" has the meaning ascribed thereto in section 4.2 hereof.

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  "Parent Meeting" has the meaning ascribed thereto in section 4.2 hereof.

  "Parent Successor" has the meaning ascribed thereto in section 12.1(a) hereof.

  "person" includes an individual, partnership, corporation, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

  "Redemption Call Right" has the meaning ascribed thereto in the Exchangeable Share Provisions.

  "Retracted Shares" has the meaning ascribed thereto in section 5.7 hereof.

  "Retraction Call Right" has the meaning ascribed thereto in the Exchangeable Share Provisions.

  "Support Agreement" means that certain support agreement made as of even date hereof between the Corporation, Dutchco and the Parent.

  "Trust" means the trust created by this Agreement.

  "Trust Estate" means the Voting Share, any other securities, the Exchange Right, the Automatic Exchange Rights, the Covenants and any money or other property which may be held by the Trustee from time to time pursuant to this trust agreement.

  "Trustee" means Montreal Trust Company of Canada and, subject to the provisions of Article 11 hereof, includes any successor trustee.

  "Voting Rights" means the voting rights attached to the Voting Share.

  "Voting Share" means the one share of Series B Preferred Stock of the Parent, issued by the Parent to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of Parent Common Shares equal to that number of votes that holders of the Exchangeable Shares outstanding from time to time other than Exchangeable Shares held by the Parent, its subsidiaries and Affiliates would be entitled to if such Exchangeable Shares were exchanged for Parent Common Shares.

  1.2 Interpretation Not Affected by Headings, etc. The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

  1.3 Number, Gender, etc. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

  1.4 Date for any Action. If any date on which any action is required to be taken under this trust agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.


                                   ARTICLE 2

                             Purpose of Agreement

  2.1 Establishment of Trust. The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights and the other rights with respect to matters relating to the Voting Share granted in or resulting from the Trustee being a party to this Agreement in order to enable the Trustee to exercise or enforce such rights, in each case as trustee for and on behalf of the Exchangeable Shares Shareholders as provided in this Agreement. The Trustee will hold the Covenants and will hold the other rights with respect to matters relating to the Covenants granted in or resulting from the Trustee being a party to this Agreement in order to enable the

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Trustee to exercise or enforce such rights, in each case as trustee for and on behalf of the Class E and F Shareholders as provided in this Agreement.


                                   ARTICLE 3

                                 VOTING SHARE

  3.1 Issue and Ownership of the Voting Share. The Parent hereby issues to and deposits with the Trustee the Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement. Parent hereby acknowledges receipt from the Trustee as trustee for and on behalf of the beneficiaries of good and valuable consideration (and the sufficiency thereof) for the issuance of the Voting Share by the Parent to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

       (a) hold the Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

       (b) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

  3.2 Legended Share Certificates. The Corporation will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Beneficiary Votes.

  3.3 Safe Keeping of Certificate. The certificate representing the Voting Share shall at all times be held in safekeeping by the Trustee.


                                   ARTICLE 4

                           EXERCISE OF VOTING SHARE

  4.1 Voting Share. The Trustee, as the holder of record of the Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote the Voting Share in person or by proxy, on any matter, question or proposition whatsoever that may properly come before the shareholders of the Parent at a Parent Meeting or in connection with a Parent Consent (in each case, as hereinafter defined). The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to section 8.15 hereof, the Trustee shall exercise the Voting Rights only:

       (a) on the basis of instructions received pursuant to this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the Parent Consent is sought or the Parent Meeting is held; or

       (b) to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

  4.2 Number of Votes. With respect to all meetings of shareholders of the Parent at which holders of Parent Common Shares are entitled to vote (a "Parent Meeting") and with respect to all written consents sought by the Parent from its shareholders including the holders of Parent Common Shares (a "Parent Consent"), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, one of the votes comprised in the Voting Rights for each Exchangeable Share owned of record by such Beneficiary on the record date established by the Parent or by applicable law for such Parent Meeting or Parent Consent, as the case may be (the "Beneficiary Votes") in respect of each matter, question or proposition to be voted on at such Parent Meeting or to be consented to in connection with such Parent Consent.

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  4.3  Mailings to Shareholders.  With respect to each Parent Meeting and Parent
Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as the Parent utilizes in communications to holders of Parent Common Shares, subject to the Trustee being advised in writing of such method and its ability to provide this method of communication) to each of the Beneficiaries named in the List (as hereinafter defined) on the same day as the initial mailing or notice (or other communication) with respect thereto is given by the Parent to its shareholders:

       (a) a copy of such notice, together with any related materials to be provided to shareholders of the Parent;

       (b) a statement that such Beneficiary is entitled, subject to the provisions of section 4.7, to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such Parent Meeting or Parent Consent, as the case may be, or, pursuant and subject to section 4.7, to attend such Parent Meeting and to exercise personally the Beneficiary Votes thereat;

       (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

            (i) a proxy to such Beneficiary or his designee to exercise personally such Beneficiary's Beneficiary Votes; or

            (ii) a proxy to a designated agent or other representative of the management of the Parent to exercise such Beneficiary's Beneficiary Votes;

       (d) a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

       (e) a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

       (f) a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Parent Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and of the method for revoking or amending such instructions.

  The materials referred to above are to be provided by Parent to the Trustee, but shall be subject to review and comment by the Trustee. For the purpose of determining the Beneficiary Votes to which a Beneficiary is entitled in respect of any such Parent Meeting or Parent Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by the Parent or by applicable law for purposes of determining shareholders entitled to vote at such Parent Meeting or to give written consent in connection with such Parent Consent. The Parent will notify the Trustee in writing of any decision of the Board of Directors of the Parent with respect to the calling of any such Parent Meeting or the seeking of any such Parent Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this section 4.3.

  4.4 Copies of Shareholder Information. The Parent will deliver to the Trustee copies of all proxy materials (including notices of Parent Meetings but excluding proxies to vote Parent Common Shares), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of Parent Common Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send or cause to be sent those materials to each Beneficiary at the same time as such materials are first sent to holders of Parent Common Shares. The Trustee will mail or otherwise send to each Beneficiary, at the expense of the Parent, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by the Parent) received by the Trustee from the Parent at the same time as such materials are first sent to holders of Parent Common Shares. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal corporate trust office in the city of Toronto, Ontario all proxy materials, information statements, reports and other written communications that are:

                                      -7-
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       (a)  received by the Trustee as the registered holder of the Voting Share and made available by the Parent to the holders of Parent Common Shares; or

       (b) specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by the Parent.

  4.5 Other Materials. Immediately after receipt by the Parent or any shareholder of the Parent of any material sent or given generally to the holders of Parent Common Shares by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), the Parent shall use its best efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as possible after receipt thereof, the Trustee will mail or otherwise send to each Beneficiary, at the expense of the Parent, copies of all such materials received by the Trustee from the Parent. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal corporate trust office in the city of Toronto, Ontario copies of all such materials.

  4.6 List of Persons Entitled to Vote. The Corporation shall, (a) prior to each annual, general and special Parent Meeting or the seeking of any Parent Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Parent Meeting or a Parent Consent, at the close of business on the record date established by the Parent or pursuant to applicable law for determining the holders of Parent Common Shares entitled to receive notice of and/or to vote at such Parent Meeting or to give consent in connection with such Parent Consent. Each such List shall be delivered to the Trustee promptly after receipt by the Corporation of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Trustee to perform its obligations under this Agreement. The Parent agrees to give the Corporation notice (with a copy to the Trustee) of the calling of any Parent Meeting or the seeking of any Parent Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable the Corporation to perform its obligations under this section 4.6.

  4.7 Entitlement to Direct Votes. Any Beneficiary named in a List prepared in connection with any Parent Meeting or any Parent Consent will be entitled (a) to instruct the Trustee in the manner described in section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

  4.8 Voting by Trustee, and Attendance of Trustee Representative, at Parent Meetings.

       (a) In connection with each Parent Meeting and Parent Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Beneficiary pursuant to section 4.3.

       (b) The Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Parent Meeting. Upon submission by a Beneficiary (or its designee) of identification satisfactory to the Trustee's representatives, and at the Beneficiary's request, such representatives shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to section 4.3 in respect of such meeting, or (ii) submits to the Trustee's representatives written revocation of any such previous instructions. At such meeting, the Beneficiary exercising such Beneficiary Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

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  4.9  Distribution of Written Materials.  Any written materials to be distributed by the Trustee to Beneficiaries pursuant to this Agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as the Parent utilizes in communications to holders of Parent Common Shares, subject to the Trustee being advised in writing of such method and its ability to provide this method of communication) to each Beneficiary at its address as shown on the books of the Corporation. The Corporation shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

       (a) current lists of the Beneficiaries and the registered holders of Exchangeable Shares; and

       (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.

  4.10 Termination of Voting Rights. All of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to the Parent and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for Parent Common Shares, as specified in Article 5 hereof (unless in either case (a) Dutchco shall not have delivered the requisite Parent Common Shares issuable in exchange therefor to the Trustee for delivery to the Beneficiaries or (b) such exchange of Exchangeable Shares for Parent Common Shares occurs after the close of business on the record date for a Parent Meeting or the seeking of a Parent Consent but prior to such Parent Meeting or the effective date of such Parent Consent), or upon the retraction or redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Exchangeable Share Provisions, respectively, or upon the effective date of the liquidation, dissolution or winding-up of the Corporation pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by Dutchco pursuant to the exercise by Dutchco of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right (unless Dutchco shall not have delivered the requisite Parent Common Shares and cheque, if any, deliverable in exchange thereof to the Trustee for delivery to the Beneficiaries and such redemption, retraction or purchase occurs after the close of business on the record date for a Parent Meeting or the seeking of a Parent Consent but prior to such Parent Meeting or the effective date of such Parent Consent).


                                   ARTICLE 5

                     EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

  5.1 Grant and Ownership of the Exchange Right. Dutchco hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require Dutchco to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by the Beneficiary and the Automatic Exchange Rights, all in accordance with the provisions of this Agreement. Dutchco hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the sufficiency thereof) for the grant of the Exchange Right and the Automatic Exchange Right by Dutchco to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

       (a) hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

       (b) except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

  5.2 Legended Share Certificates. The Corporation will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:

       (a) their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary; and

       (b) the Automatic Exchange Rights.

  5.3 General Exercise of Exchange Right. The Exchange Right shall be and remain vested in and exercised by the Trustee. Subject to section 8.15, the Trustee shall exercise the Exchange Right only:

       (a) on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof; or

       (b) to the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

  5.4 Purchase Price. The purchase price payable by Dutchco for each Exchangeable Share to be purchased by Dutchco under the Exchange Right shall be an amount per share equal to (a) the Current Market Price of a Parent Common Share on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on each such Exchangeable Share and all dividends declared on Parent Common Shares which have not been declared on such Exchangeable Shares in accordance with section 3.1 of the Exchangeable Share Provisions (provided that if the record date for any such declared and unpaid dividends occurs on or after the day of closing of such purchase and sale the purchase price shall not include such additional amount equivalent to such declared and unpaid dividends). In connection with each exercise of the Exchange Right, Dutchco will provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share. The purchase price for each such Exchangeable Share so purchased may be satisfied only by Dutchco delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, one Parent Common Share and a cheque for the balance, if any, of the purchase price.

  5.5 Exercise Instructions. Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of the Corporation. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal corporate trust office in Toronto, Ontario or Montreal, Quebec or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires Dutchco to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Companies Act (Quebec) and the by-laws of the Corporation and such additional documents and instruments as the Trustee or Dutchco may reasonably require together with
(a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating
(i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require Dutchco to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by Dutchco free and clear of all liens, claims and encumbrances, (iii) the names in which the certificates representing the Parent Common Shares deliverable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered and
(b) payment (or evidence satisfactory to the Trustee, the Corporation and Dutchco of payment) of the taxes (if any) payable as contemplated by section 5.8 of this Agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Dutchco under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

  5.6 Delivery of Parent Common Shares; Effect of Exercise. Promptly after receipt of the certificates representing the Exchangeable Shares which the Beneficiary desires Dutchco to purchase under the Exchange Right together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, or evidence thereof), duly endorsed for transfer to Dutchco, the Trustee shall notify the Parent, Dutchco and the Corporation of its receipt of the same, which notice to the Parent, Dutchco and the Corporation shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and

Dutchco shall immediately thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary), the certificates for the number of Parent Common Shares deliverable in connection with the exercise of the Exchange Right, which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, and cheques for the balance, if any, of the total purchase price therefor. Immediately upon the giving of notice by the Trustee to the Parent, Dutchco and the Corporation of the exercise of the Exchange Right, as provided in this section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Beneficiary of such Exchangeable Shares shall be deemed to have transferred to Dutchco all of its right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive such Beneficiary's proportionate part of the total purchase price therefor, unless the requisite number of Parent Common Shares (together with a cheque for the balance, if any, of the total purchase price therefor) is not allotted, issued and delivered by Dutchco to the Trustee, for delivery to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary), within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Beneficiary shall remain unaffected until such Parent Common Shares are so allotted, issued and delivered by Dutchco and any such cheque is so delivered and paid. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Parent Common Shares to be delivered to it pursuant to the Exchange Right.

  5.7 Exercise of Exchange Right Subsequent to Retraction. In the event that a Beneficiary has exercised its right under Article 6 of the Exchangeable Share Provisions to require the Corporation to redeem any or all of the Exchangeable Shares held by the Beneficiary (the "Retracted Shares") and is notified by the Corporation pursuant to section 6.6 of the Exchangeable Share Provisions that the Corporation will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that Dutchco shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to the Corporation pursuant to section 6.7 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares which the Corporation is unable to redeem. In any such event, the Corporation hereby agrees with the Trustee and in favour of the Beneficiary immediately to notify the Trustee of such prohibition against the Corporation redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to the Corporation or to the transfer agent of the Exchangeable Shares (including without limitation a copy of the retraction request delivered pursuant to section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that the Corporation is not permitted to redeem and will require the Parent to purchase such shares in accordance with the provisions of this Article 5.

  5.8 Stamp or Other Transfer Taxes. Upon any sale of Exchangeable Shares to Dutchco pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing the Parent Common Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary (a) shall pay (and neither the Parent, Dutchco, the Corporation nor the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary or (b) shall have established to the satisfaction of the Trustee, the Parent, Dutchco and the Corporation that such taxes, if any, have been paid.

  5.9 Notice of Insolvency Event. Immediately upon the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event, the Corporation, Dutchco and/or the Parent, as the case may be, shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from the Corporation, Dutchco and/or the Parent, as the case may be, or from any other person of the occurrence of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of Dutchco and/or the Parent, a notice of such Insolvency Event, which notice shall contain a brief statement of the right of the Beneficiaries with respect to the Exchange Right.

  5.10 Qualification of Parent Common Shares in the United States. The Parent represents and warrants that it has taken all actions and done all things as are necessary or desirable to cause the Parent Common Shares (and that it will take all actions and do all things as are necessary or desirable to cause such shares or securities into which Parent Common Shares may be reclassified or changed) to be issued and delivered pursuant to the Exchangeable Share Provisions, Exchange Right or the Automatic Exchange Rights to be freely tradeable thereafter in the United States (other than any restrictions on transfers by reason of a holder being an "affiliate" of the Parent or, prior to the Effective Date, for purposes of United States federal or state securities law). The Parent will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause all Parent Common Shares to be delivered pursuant to the Exchangeable Share Provisions, Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Parent Common Shares are listed, quoted or posted for trading at such time.

  5.11 Reservation of Parent Common Shares. The Parent hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Parent Common Shares (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit the Corporation and Dutchco to meet their respective obligations hereunder, under the Support Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to which the Parent may now or hereafter be required to issue Parent Common Shares.

  5.12  Automatic Exchange on Liquidation of the Parent.

  (a) The Parent will give the Trustee notice of each of the following events at the time set forth below:

          (i) in the event of any determination by the Board of Directors of the Parent to institute voluntary liquidation, dissolution or winding-up proceedings with respect to the Parent or to effect any other distribution of assets of the Parent among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

          (ii) immediately, upon the earlier of (A) receipt by the Parent of notice of and (B) the Parent otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of the Parent or to effect any other distribution of assets of the Parent among its shareholders for the purpose of winding up its affairs.

  (b) Immediately following receipt by the Trustee from the Parent of notice of any event (a "Liquidation Event") contemplated by section 5.12(a)(i) or 5.12(a)(ii) above, the Trustee will give notice thereof to the Beneficiaries. Such notice shall include a brief description of the automatic exchange of Exchangeable Shares for Parent Common Shares provided for in section 5.12(c).

  (c) In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Parent Common Shares in the distribution of assets of the Parent in connection with a Liquidation Event, on the fifth Business Day prior to the effective date (the "Liquidation Event Effective Date") of a Liquidation Event all of the then outstanding Exchangeable Shares held by Beneficiaries shall be automatically exchanged for Parent Common Shares. To effect such automatic exchange, Dutchco shall purchase each Exchangeable Share outstanding on the fifth Business Day prior to the Liquidation Event Effective Date and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by it at such time, for a purchase price per share equal to (a) the Current Market Price of a Parent Common Share on the fifth Business Day prior to the Liquidation Event Effective Date, which shall be satisfied in full by Dutchco delivering or causing to be delivered to the Beneficiary one Parent Common Share, plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on each such Exchangeable Share and all dividends declared on Parent Common Shares which have not been declared on such Exchangeable Shares in accordance with section 3.1 of the Exchangeable Share Provisions (provided that if the record date for any such declared and unpaid dividends occurs on or after the day of closing of such purchase and sale the purchase price shall not include such additional amount equivalent to such declared and unpaid dividends). In connection with such automatic exchange, the Parent will provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share.

  (d) On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Parent Common Shares shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to Dutchco all of the Beneficiary's right, title and interest in and to its Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and Dutchco shall deliver or cause to be delivered to the Beneficiary the Parent Common Shares deliverable upon the automatic exchange of Exchangeable Shares for Parent Common Shares and shall deliver to the Trustee for delivery to the Beneficiary a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Parent Common Shares issued to it pursuant to the automatic exchange of Exchangeable Shares for Parent Common Shares and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Dutchco pursuant to such automatic exchange shall thereafter be deemed to represent the Parent Common Shares delivered to the Beneficiary by Dutchco pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent Parent Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as Dutchco may reasonably require, Dutchco shall deliver or cause to be delivered to the Beneficiary certificates representing the Parent Common Shares of which the Beneficiary is the holder.

  5.13 Withholding Rights. Parent, Dutchco and the Trustee shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Exchangeable Shares such amounts as Parent, Dutchco or the Trustee is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended, the Income Tax Act (Canada) or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Parent, Dutchco and the Trustee are hereby authorized to sell or otherwise dispose of at fair market value such portion of such consideration as is necessary to provide sufficient funds to the Parent, Dutchco or the Trustee, as the case may be, in order to enable it to comply with such deduction or withholding requirement and the Parent or the Trustee shall give an accounting to the holder with respect thereto and any balance of such sale proceeds.


                                   ARTICLE 6

             Restrictions on Issue of Parent Special Voting Stock

  6.1 Issue of Additional Shares. During the term of this Agreement, the Parent will not create, issue or allot (or make any agreement to so do) any other shares of Series B Preferred Stock of the Parent in addition to the Voting Share.


                                   ARTICLE 7

                                   Covenants

  7.1 Corporation Covenant. Immediately following the Class B Conversion Time, the Corporation will give notice to Dutchco of its intention to exercise the Class E Redemption Right and the Class F Redemption Right as provided in the share provisions for the Class E Shares and the Class F Shares and this Agreement shall constitute good and valid notice by the Corporation to Dutchco of its intention to exercise such redemptions.

  7.2 Dutchco Covenant. Immediately upon the Corporation providing notice to Dutchco of its intention to exercise the Class E Redemption Right and the Class F Redemption Right as contemplated in section 7.1 hereof, Dutchco will exercise the Class E Redemption Call Right and the Class F Redemption Call Right and this Agreement shall constitute good and valid notice by Dutchco to the Corporation of its exercise of both the Class E Redemption Call Right and the Class F Redemption Call Right.

  7.3 Trust. The Corporation makes the covenant contained in section 7.1 hereof, and Dutchco makes the covenant contained in section 7.2 hereof, to and in favour of the Trustee for the benefit of the Class E and F Shareholders and acknowledges that the Trustee shall hold the Covenants as trustee for and on behalf of the Class E and F Shareholders and in accordance with the provisions of this Agreement. Each of the Corporation and Dutchco hereby acknowledges receipt from the Trustee as trustee for and on behalf of such Class E and F Shareholders of good and valuable consideration (and the sufficiency thereof) for the making of such covenants to the Trustee. Until such time as all Class E Shares and Class F Shares held by holders other than Parent, its subsidiaries and the Affiliates have been redeemed and subject to the terms and conditions of this Agreement, the Trustee shall possess and be entitled to exercise all of the rights and powers of an owner of the Class E Shares and Class F Shares, provided that the Trustee shall:

       (a) hold the rights associated with the Covenants as trustee solely for the use and benefit of the Class E and F Shareholders in accordance with the provisions of this Agreement; and

       (b) except as specifically authorized by this Agreement, have no power or authority to deal in or with the Covenants or the Class E Shares and the Class F Shares for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.


                                   ARTICLE 8

                            Concerning the Trustee

  8.1 Powers and Duties of the Trustee. The rights, powers and authorities of the Trustee under this Agreement, in its capacity as trustee of the Trust, shall include:

       (a) purchasing the Voting Share from the Parent as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

       (b) granting proxies and distributing materials to Beneficiaries as provided in this Agreement;

       (c) voting the Beneficiary Votes in accordance with the provisions of this Agreement;

       (d) receiving the grant of the Exchange Right and the Automatic Exchange Rights from Dutchco as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

       (e) receiving the Covenants from Dutchco and the Corporation for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

       (f) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Beneficiaries the Parent Common Shares and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

       (g) holding title to the Trust Estate;

       (h) investing any monies forming, from time to time, a part of the Trust Estate as provided in this Agreement;

       (i) taking action on its own initiative or at the direction of a Beneficiary or Beneficiaries to enforce the obligations of the Parent, Dutchco and/or the Corporation under this Agreement; and

       (j) taking such other actions and doing such other things as are specifically provided in this Agreement.

  In the exercise of such rights, powers and authorities, the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons affected thereunder, including the Parties hereto and the Beneficiaries. For greater certainty, the Trustee shall have only those duties as are set out specifically in this Agreement.

  The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

  8.2 No Conflict of Interest. The Trustee represents to the Corporation, Dutchco and the Parent that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 11. If, notwithstanding the foregoing provisions of this section 8.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this section 8.2, any Party hereto or Beneficiary may apply to the Ontario Court General Division for an order that the Trustee be replaced as trustee hereunder.

  8.3 Dealings with Transfer Agents, Registrars, etc. The Corporation, Dutchco and the Parent irrevocably authorize the Trustee, from time to time, to:

       (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and the Parent Common Shares; and

       (b) requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and (ii) from the registrar or transfer agent of the Parent Common Shares, and any subsequent registrar or transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the automatic exchange of Exchangeable Shares for Parent Common Shares in the manner specified in Article 5 hereof.

  The Corporation, Dutchco and the Parent irrevocably authorize their respective registrars and transfer agents to comply with all such requests. The Parent and Dutchco covenant that they will supply the Parent's registrar or transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the automatic exchange of Exchangeable Shares for Parent Common Shares, in each case pursuant to Article 5 hereof.

  8.4 Books and Records. The Trustee shall keep available for inspection by the Parent, Dutchco and the Corporation, at the Trustee's principal corporate trust office in Toronto, Ontario correct and complete books and records of account relating to the Trustee's actions under this Agreement, including without limitation all information relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Rights. On or before March 31, 1999, and on or before March 31 in every year thereafter, so long as the Voting Share is on deposit with the Trustee, the Trustee shall transmit to the Parent, Dutchco and the Corporation a brief report, dated as of the preceding December 31, with respect to:

       (a) the property and funds comprising the Trust Estate as of that date;

       (b) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of delivery by Dutchco of Parent Common Shares and any other consideration in connection with the Exchange Right, during the calendar year ended on such date; and

       (c) all other actions taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported.

  8.5 Income Tax Returns and Reports. The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system, if any, through which the Exchangeable Shares are traded and, in connection therewith and without limiting the generality of section 8.10 hereof, may obtain the advice and assistance of such experts as the Trustee may consider necessary or advisable.

  8.6 Indemnification Prior to Certain Actions by Trustee. The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Share pursuant to Article 4 hereof, subject to section 8.15, and with respect to the Exchange Right pursuant to Article 5 hereof, subject to section 8.15, and with respect to the Automatic Exchange Rights pursuant to Article 5 hereof.

  None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given security and indemnified as aforesaid.

  8.7 Actions by Beneficiaries. No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in section 8.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights, the Exchange Rights or the Automatic Exchange Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

  8.8 Reliance upon Declarations. The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of section 8.9 hereof, if applicable, and with any other applicable provisions of this Agreement.

  8.9 Evidence and Authority to Trustee. The Corporation, Dutchco and/or the Parent shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by the Corporation, Dutchco and/or the Parent or the Trustee under this agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of the Corporation, Dutchco and/or the Parent forthwith if and when:

       (a) such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this section 8.9; or

       (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives the Corporation, Dutchco and/or the Parent written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

  Such evidence shall consist of an Officer's Certificate of the Corporation, Dutchco and/or the Parent or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

  Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the automatic exchange of Exchangeable Shares for Parent Common Shares pursuant to section 5.12, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of the Corporation, Dutchco and/or the Parent it shall be in the form of an Officer's Certificate or a statutory declaration.

  Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

       (a) declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

       (b) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

       (c) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

  8.10 Experts, Advisers and Agents. The Trustee may:

       (a) in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by the Corporation, Dutchco and/or the Parent or otherwise, and may employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

       (b) employ such agents and other assistants as it may reasonably require for the proper discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

  8.11 Investment of Moneys Held By Trustee. Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario or the Province of Quebec, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of the Corporation. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee at a chartered bank in Canada or, with the consent of the Corporation, in the deposit department of the Trustee or any other loan or trust the Corporation authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

  8.12 Trustee Not Required to Give Security. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

  8.13 Trustee Not Bound to Act on the Corporation's Request. Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of the Corporation and/or the Parent or of their respective Boards of Directors until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

  8.14 Authority to Carry on Business. The Trustee represents to the Corporation, Dutchco and the Parent that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in the Province of Quebec and the Province of Ontario but if, notwithstanding the provisions of this section 8.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement, the Covenants, the Voting Rights, the

Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Quebec and in the Province of Ontario, either become so authorized or resign in the manner and with the effect specified in Article 11.

  8.15 Conflicting Claims. If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right or Automatic Exchange Rights, the Covenants subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

       (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right Automatic Exchange Rights or the Covenants subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

       (b) all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

  8.16 Acceptance of Trust. The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

  8.17 Incumbency Certificate. Each of the Parent, Dutcho and Corporation shall file with the Trustee a certificate of incumbency setting forth the names of the individuals authorized to give instructions, directions or other instruments to the Trustee (each an "Authorized Person") together with specimen signatures of such persons, and the Trustee shall be entitled to rely on the latest certificate of incumbency filed with it unless it receives notice, in accordance with section 15.3 of this Agreement, of a change in Authorized Persons with updated specimen signatures.

  8.18 No Expenditure of Funds. None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.


                                   ARTICLE 9

                                 Compensation

  9.1 Fees and Expenses of the Trustee. The Parent, Dutchco and the Corporation jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including taxes) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its rights and duties under this Agreement; provided that the Parent, Dutchco and the Corporation shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence or wilful misconduct.

                                  ARTICLE 10

                  Indemnification and Limitation of Liability

  10.1 Indemnification of the Trustee. The Parent, Dutchco and the Corporation jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instructions delivered to the Trustee by the Parent, Dutchco or the Corporation pursuant hereto. In no case shall the Parent, Dutchco or the Corporation be liable under this indemnity for any claim against any of the Indemnified Parties unless the Parent, Dutchco and the Corporation shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to clause (ii) below, the Parent, Dutchco and the Corporation shall be entitled to participate at their own expense in the defence and, if the Parent, Dutchco or the Corporation so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by the Parent, Dutchco or the Corporation; or (ii) the named parties to any such suit include both the Trustee and the Parent, Dutchco or the Corporation and the Trustee shall have been advised by counsel acceptable to the Parent or the Corporation that there may be one or more legal defenses available to the Trustee which are different from or in addition to those available to the Parent or the Corporation (in which case the Parent, Dutchco and the Corporation shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).

  10.2 Limitation of Liability. The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, negligence, wilful misconduct or bad faith on the part of the Trustee.

  10.3 None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.


                                  ARTICLE 11

                               Change of Trustee

  11.1 Resignation. The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to the Parent, Dutchco and the Corporation specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless the Parent, Dutchco and the Corporation otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, the Parent, Dutchco and the Corporation shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee.

  11.2 Removal. The Trustee, or any trustee hereafter appointed, may be removed at any time on 60 days' prior notice by written instrument executed by the Parent, Dutchco and the Corporation, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee provided that such removal shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee.

  11.3 Successor Trustee. Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to the Parent, Dutchco and the Corporation and to its predecessor trustee an instrument accepting such appointment. Thereupon, the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as trustee in this Agreement. However, on the written request of the Parent, Dutchco and the Corporation or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, the Parent, Dutchco, the Corporation and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

  11.4 Notice of Successor Trustee. Upon acceptance of appointment by a successor trustee as provided herein, the Parent, Dutchco and the Corporation shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If the Parent, Dutchco or the Corporation shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Parent, Dutchco and the Corporation.


                                  ARTICLE 12

                               Parent Successors

  12.1 Certain Requirements in Respect of Combination, etc. The Parent shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless:

       (a) such other person or continuing corporation is a corporation (herein called the "Parent Successor") incorporated under the laws of any state of the United States or the laws of Canada or any province thereof;

       (b) the Parent Successor, by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction a agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee and in the opinion of legal counsel to the Trustee are necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of the Parent under this Agreement; and

       (c) such transaction shall, to the satisfaction of the Trustee and in the opinion of legal counsel to the Trustee, be upon such terms as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

  12.2 Vesting of Powers in Successor. Whenever the conditions of section 12.1 hereof have been duly observed and performed, the Trustee, if required, by section 12.1 hereof, the Parent Successor and the Corporation shall execute and deliver the supplemental agreement provided for in Article 13 and thereupon the Parent Successor shall possess and from time to time may exercise each and every right and power of the Parent under this Agreement in the name of the Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of the Parent or any officers of the Parent may be done and performed with like force and effect by the Board of Directors or officers of such Parent Successor.

  12.3 Wholly-Owned Subsidiaries. Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of the Parent with or into the Parent or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of the Parent provided that all of the assets of such subsidiary are transferred to the Parent or another wholly-owned subsidiary of the Parent and any such transactions are expressly permitted by this Article 12.

                                  ARTICLE 13

                 Amendments and Supplemental Trust Agreements

  13.1 Amendments, Modifications, etc. Except as contemplated by section 13.2 below, this Agreement may not be amended or modified except by an agreement in writing executed by the Corporation, the Parent, Dutchco and the Trustee and approved by the holders of Exchangeable Shares in accordance with section 10.2 of the Exchangeable Share Provisions provided that the Trustee shall not agree to any amendment to the provisions of Article 7 or waive any right thereunder without the consent of the Class E and F Shareholders at a meeting of those holders held in accordance with the provisions attaching to the Class E Shares and the Class F Shares.

  13.2 Ministerial Amendments. Notwithstanding the provisions of section 13.1 hereof, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

       (a) adding to the covenants of any party hereto for the protection of the Corporation or the Beneficiaries hereunder;

       (b) making such provisions or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder which, in the opinion of the Board of Directors of each of the Parent, Dutchco and the Corporation and in the opinion of the Trustee and its counsel, having in mind the best interests of the Beneficiaries as a whole, it may be expedient to make, provided that such Boards of Directors and the Trustee and its counsel shall be of the opinion that such provisions and modifications will not be prejudicial to the interests of the Beneficiaries; or

       (c) making such changes or corrections hereto which, on the advice of counsel to the Corporation, the Parent, Dutchco and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained herein, provided that the Trustee and its counsel and the Board of Directors of each of the Corporation, Dutchco and the Parent shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Beneficiaries.

  13.3 Meeting to Consider Amendments. The Corporation, at the request of the Parent, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Corporation, the Exchangeable Share Provisions, the articles of the Corporation and all applicable laws.

  13.4 Changes in Capital of Parent and the Corporation. At all times after the occurrence of any event effected pursuant to section 2.7 or section 2.8 of the Support Agreement, as a result of which either the Parent Common Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the Parent Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

  13.5 Execution of Supplemental Agreements. No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time the Corporation (when authorized by a resolution of the Board of Directors), Dutchco (when authorized by a resolution of its Board of Directors), the Parent (when authorized by a resolution of its Board of Directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

       (a) evidencing the succession of Parent Successors to the Parent and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 12 and the successor of any successor trustee in accordance with the provisions of Article 11;

       (b) making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right, the Automatic Exchange Rights or the Covenants which, in the opinion of the Trustee and its counsel, will not be prejudicial to the interests of the Beneficiaries as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to the Parent, Dutchco, the Corporation, the Trustee or this Agreement; and

       (c) for any other purposes not inconsistent with the provisions of this Agreement, including without limitation to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee and its counsel, the rights of the Trustee and the Beneficiaries as a whole will not be prejudiced thereby.


                                  ARTICLE 14

                                  Termination

  14.1 Term. The Trust created by this Agreement shall be effective upon the issuance by the Corporation of Class E Shares, Class F Shares and/or Exchangeable Shares and shall continue until the earliest to occur of the following events:

       (a) no outstanding Exchangeable Shares are held by a Beneficiary;

       (b) each of the Corporation, Dutchco and the Parent elects in writing to terminate the Trust and such termination is approved by the Beneficiaries of the Exchangeable Shares in accordance with section 10.2 of the Exchangeable Share Provisions; and

       (c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

  14.2 Survival of Agreement. This Agreement shall be effective upon the issuance by the Corporation of Class E Shares, Class F Shares and/or Exchangeable Shares and shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Articles 9 and 10 shall survive any such termination of this Agreement.


                                  ARTICLE 15

                                    General

  15.1 Severability. If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or improved thereby and this Agreement shall be carried and as near as possible in accordance with its original terms and conditions; and to this end the provisions of this Agreement are intended to be and shall be deemed severable; provided, however, that if the provision or provisions so held to be invalid, in the reasonable judgment of the parties hereto, is or are so fundamental to the intent of the parties hereto and the operation of this Agreement that the enforcement of the other provisions hereof, in the absence of such invalid provision or provisions, would damage irreparably the intent of the parties in entering into this Agreement, the parties hereto shall agree to amend or otherwise modify this Agreement so as to carry out the intent and purposes hereof and the transactions contemplated hereby.

  15.2 Enurement. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Beneficiaries.

  15.3 Notices to Parties. All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

       a) if to the Parent or Dutchco at:

           Autodesk, Inc.
           20400 Stevens Creek Boulevard
           Cupertino, CA 95401-2217
           Attention: Marcia K. Sterling
                      Vice President Business Development, General Counsel and Secretary
           Telecopy:
                      (408) 517-1886

      (b) if to the Corporation at:

           Discreet Logic Inc.
           10 Duke Street
           Montreal, Quebec
           Canada H3C 2L7
           Attention: Francois Plamondon
                      Executive Vice President, Chief Financial Officer, Treasurer and Secretary
           Telecopy:
                      (514) 393-3996

      (c) if to the Trustee at:

           Montreal Trust Company of Canada
           Suite 605 - 151 Front Street West
           Toronto, Ontario
           M5J 2N1
           Attention:  Manager, Corporate Trust Services
           Telecopy:  (416) 981-9777

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof, provided such notice or other communication is received prior to 5:00 p.m. (local time) on a Business Day, and otherwise it shall be deemed to have been given and received upon the immediately following Business Day.

  15.4 Notice of Beneficiaries. Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares, Class E Shares or Class F Shares as the case may be, in any manner permitted by the by-laws of the Corporation from time to time in force in respect of notices to shareholders and the provisions of the then prevailing law and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws and the provisions of the then prevailing law, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such holders.

  15.5 Risk of Payments by Post. Whenever payments are to be made or documents are to be sent to any Beneficiary by the Trustee or by the Corporation, or by such Beneficiary to the Trustee or to the Parent, Dutchco or the Corporation, the making of such payment or sending of such document sent through the post shall be at the risk of the Corporation, in the case of payments made or documents sent by the Trustee or the Corporation, and the Beneficiary, in the case of payments made or documents sent by the Beneficiary.

  15.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

  15.7 Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

  15.8 Attornment. Each of the Parent, Dutchco and the Corporation agree that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario waive any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and each of Parent, Dutchco and the Corporation hereby appoint Aird & Berlis at its office in Toronto as Parent's, Dutchco's and the Corporation's attorney for service of process.

  15.9 Guaranty/Assignment. The Parent hereby unconditionally and irrevocably guarantees the prompt and full performance by Dutchco of, and shall cause Dutchco to comply with, its obligations hereunder. Dutchco, upon prior notice to the Trustee, may assign all or a portion of its rights and obligations hereunder to the Parent or any Affiliate thereof, which shall thereupon assume such assigned rights and obligations, without the consent of the Trustee, the Beneficiary, or the Corporation subject to the Trustee, the Corporation and the Parent or Affiliate, as the case may be, entering into a supplemental agreement pursuant to section 13.5(c) reflecting such assignment and assumption. This Agreement may not be assigned by the Parent without the prior written consent of Dutchco, the Trustee and the Corporation and the approval of the holders of the Exchangeable Shares in accordance with section 10.2 of the Exchangeable Share Provisions and the Class E and F Shareholders other than the Parent, its subsidiaries and Affiliates.

  15.10 Language. The parties have agreed that this Agreement be drafted in English. Les parties ont convenu que cette convention soit redigee en langue anglaise.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        Autodesk, Inc.


                                        By: /s/ Carol A. Bartz
                                           -------------------------------------
                                                Carol A. Bartz
                                                Chief Executive Officer


                                        Autodesk Development B.V.


                                        By: /s/ Michael E. Sutton
                                           -------------------------------------
                                                Michael E. Sutton
                                                Directeur


                                        Discreet Logic Inc.


                                        By: /s/ Marcia K. Sterling
                                           -------------------------------------
                                                Marcia K. Sterling
                                                Secretary


                                        Montreal Trust Company of Canada


                                        By: /s/ Daniel E. Marz
                                           -------------------------------------
                                                Daniel E. Marz
                                                Senior Corporate Trust Officer